News Release

Hooper Holmes Files 2016 Annual Report on Form 10-K and
Form S-4 Regarding Proposed Merger with Provant Health Solutions

•	Affirms Outlook Following Merger Announcement

•	Executing Well for Long-Term Growth

OLATHE, Kan., Monday, March 20, 2017 — Hooper Holmes Inc. (NYSE.MKT:HH) has filed its Annual Report on Form 10-K for the year ended December 31, 2016, and Form S-4 related to the Company's proposed merger with Provant Health Solutions LLC, with the Securities and Exchange Commission (“SEC”).

As reported in the Company's Annual Report, Hooper’s adjusted EBITDA for the 2016 fourth quarter improved by 65% compared to the same period in 2015. For the full year 2016, the Company’s adjusted EBITDA was negative $3.1 million, reflecting an improvement of $1.2 million, or 28% from the prior year.

"We believe continued improvements in our adjusted EBITDA demonstrate the benefits of driving to scale, which will accelerate upon completion of our merger with Provant. Further, our clients have reacted positively to the merger announcement. We are enthusiastic about our prospects as a combined company, with scale, growth and synergies expected to significantly improve operating cash flow," said Henry E. Dubois, President and CEO of Hooper Holmes.

On March 8, 2017, the Company announced an agreement to combine with Provant Health Solutions LLC in an all-stock transaction which will create one of the largest, pure-play health and wellness companies in the United States.

Since announcing the pending merger with Provant, Hooper Holmes has filed a Form S-4 proxy statement for review by the SEC in preparation for a special shareholders' meeting to approve the merger. In this filing, the Company reported that, on a pro-forma basis as if combined, 2016 revenues for the two companies were $67 million, net of gift-card pass-through revenue.

Once the Form S-4 has been reviewed by the SEC and becomes effective, the Company anticipates closing the merger at the end of April or in early May 2017, pursuant to the approval of Hooper Holmes’ shareholders.

Financing to support the merger transaction and provide working capital has been arranged from SWK Holdings, a specialized finance company focused on the healthcare sector, through a $6.5 million, five-year term loan at LIBOR plus 12.5%, a reduction of 150 basis points from Hooper's current term facility. The Company has also expanded its current asset-based credit facility from

$7 million to $10 million with an accordion to $15 million during high-volume months. Both of Hooper’s current lenders are participating in this transaction and are providing sufficient working capital to support integration and growth.

The Company’s audit opinion in the Form 10-K for the year ended December 31, 2016, included a going concern clarifying statement as it did in 2015. The Company will continue to monitor its liquidity carefully and work to reduce this uncertainty.

Copies of the Annual Report on Form 10-K and the Form S-4 are available to be viewed or downloaded at www.hooperholmes.com/investors.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs. www.hooperholmes.com

About Provant

Provant is a leader of comprehensive workplace well-being solutions in North America, with a growing global presence. Founded in 2001, Provant partners with employers to improve employee health and productivity while supporting healthcare cost management. Through a network of 13,000+ health professionals, Provant touches millions of lives by delivering customized well-being strategies and services on-site, telephonically and digitally utilizing advanced data management. Provant is a privately held company headquartered in East Greenwich, Rhode Island. www.provanthealth.com

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Investors: Scott Gordon
CORE IR
(516) 222-2560

Company Confidential

Additional Information about the Proposed Merger and Where to Find It
In connection with the previously disclosed proposed merger with Provant, the Company has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), including a proxy statement/prospectus, but the registration statement has not yet become effective. Shareholders of the Company are urged to read these materials because they contain important information about the Company, Provant, and the proposed merger. The proxy statement/prospectus and other documents filed by the Company with the SEC may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, Kansas 66062, Attention: Legal Department. Shareholders of the Company are urged to read the proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and Provant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the merger is included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is available free of charge at the SEC web site (www.sec.gov) and from the Company at the address described above.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology.  These forward-looking statements include all statements other than historical facts.   Any forward-looking statement made by management during this call is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by management on this call speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after

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the date hereof, except as required by federal securities laws. In addition, management uses the non-GAAP performance measures EBITDA and Adjusted EBITDA in this press release.

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